Exhibit 99.1

Horizon Therapeutics plc Reports Third-Quarter 2022 Financial Results;

Increases Full-Year 2022 Net Sales and Adjusted EBITDA Guidance; Increases TEPEZZA

and KRYSTEXXA Peak Annual Net Sales Expectations

Third-Quarter 2022 Results:

— Net Sales of $925.4 Million —

— GAAP Net Income of $135.8 Million; Adjusted EBITDA of $335.3 Million, Which Includes

$19.0 Million of Acquired IPR&D and Milestones Expenses —

— TEPEZZA® (teprotumumab-trbw) Net Sales of $490.9 Million —

— KRYSTEXXA® (pegloticase injection) Net Sales of $191.6 Million —

— Cash Position of $2.13 Billion as of Sept. 30, 2022 —

Full-Year 2022 Guidance and Peak Annual Net Sales Expectations:

— Increasing Full-Year 2022 Net Sales Guidance to $3.59 Billion to $3.61 Billion —

— Increasing Full-Year 2022 Adjusted EBITDA Guidance to $1.32 Billion to $1.34 Billion, Which Includes $52.5 Million of Acquired IPR&D and Milestones Expenses —

— Continue to Expect Full-Year 2022 TEPEZZA Net Sales Percentage Growth in the High Teens —

— Increasing Full-Year 2022 KRYSTEXXA Net Sales Growth Expectations to Approximately 25% —

— Increasing TEPEZZA Ex-U.S. Peak Annual Net Sales Expectations to Greater than $1 Billion, Bringing Global Peak Annual Net Sales Expectations to Greater than $4 Billion —

— Increasing KRYSTEXXA U.S. Peak Annual Net Sales Expectations to Greater than $1.5 Billion —

Recent Company Highlights:

— Completed Enrollment in TEPEZZA Chronic/Low Clinical Activity Score (CAS) Thyroid Eye Disease (TED) Trial; Topline Results Expected in the Second Quarter of 2023 —

— Announced Positive Topline Data from Phase 2 Dazodalibep Sjögren’s Syndrome Trial; Planning to Initiate a Phase 3 Clinical Program in 2023 —

— First Patient Enrolled in ADX-914 Phase 2 Trial in Collaboration with Q32 Bio —

DUBLIN – Nov. 2, 2022 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced third-quarter 2022 financial results and increased its full-year 2022 net sales and adjusted EBITDA guidance.

“Our third-quarter focus on clinical, commercial and operational execution drove continued progress across our portfolio,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “We advanced our pipeline, achieving several important R&D milestones, including completing enrollment in our TEPEZZA trial for chronic/low CAS thyroid eye disease and announcing positive Phase 2 topline results from our dazodalibep trial in Sjögren’s syndrome. These achievements reflect our commitment to bring innovative medicines to more patients in need.”

“Our successful launch of the KRYSTEXXA expanded label has driven increased use of KRYSTEXXA with immunomodulation. Encouraged by the momentum we are seeing, we increased our KRYSTEXXA U.S. peak annual net sales expectations to greater than $1.5 billion. We also see a significantly greater opportunity for TEPEZZA in various international markets and are increasing our ex-U.S. peak annual net sales expectations for TEPEZZA to greater than $1 billion.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q3 22	Q3 21	% Change	YTD 22	YTD 21	% Change
Net sales	$925.4	$1,037.0	(11)	$2,687.0	$2,211.9	21
Net income	135.8	326.5	(58)	401.1	361.3	11
Non-GAAP net income	293.3	410.3	(29)	862.9	755.7	14
Adjusted EBITDA(1)	335.3	505.0	(34)	1,013.1	868.3	17

Earnings per share - diluted	0.58	1.38	(58)	1.70	1.54	10
Non-GAAP earnings per share - diluted	1.25	1.74	(28)	3.66	3.21	14

(1)

Third-quarter 2022 and 2021 adjusted EBITDA includes $19.0 million and $4.0 million, respectively, in acquired IPR&D and milestones expenses. Year-to-date 2022 and 2021 adjusted EBITDA includes $19.0 million and $47.0 million, respectively, in acquired IPR&D and milestones expenses.

Third Quarter and Recent Company Highlights

•

Increasing TEPEZZA Ex-U.S. Peak Annual Net Sales Expectations to Greater than $1 Billion: Today, the Company announced it is increasing its ex-U.S. peak annual net sales expectations for TEPEZZA to greater than $1 billion from the previous estimate of greater than $500 million, following further assessment of the ex-U.S. TED market opportunity and now also incorporating plans to launch TEPEZZA in Europe. The Company continues to expect U.S. peak annual net sales of greater than $3 billion, bringing global peak annual net sales expectations to greater than $4 billion.

•

Increasing KRYSTEXXA U.S. Peak Annual Net Sales Expectations to Greater than $1.5 Billion: Today, the Company announced it is increasing its U.S. peak annual net sales expectations for KRYSTEXXA to greater than $1.5 billion from the previous estimate of greater than $1 billion. This increase follows strong momentum across rheumatology and nephrology, with the use of KRYSTEXXA with immunomodulation now exceeding 60% of new patient starts and increased clinical conviction among physicians. Given the strong performance of KRYSTEXXA through the third quarter, the Company is also increasing its guidance for full-year 2022 net sales growth to approximately 25% from more than 20%.

•

Completed Enrollment in TEPEZZA Chronic/Low CAS TED Clinical Trial: In September, the Company completed enrollment in the Phase 4 clinical trial evaluating TEPEZZA for the treatment of TED in patients with a low CAS. Topline results are expected in the second quarter of 2023.

•

Announced Positive Topline Data from Dazodalibep Sjögren’s Syndrome Trial: In September, the Company announced positive topline data from the Phase 2 trial evaluating dazodalibep in Sjögren’s syndrome patients with moderate-to-severe systemic disease activity as defined by the European Alliance of Associations for Rheumatology (EULAR) Sjögren’s Syndrome Disease Activity Index (ESSDAI) score of ≥ 5. The results met the primary endpoint, showing a 6.3-point reduction in the ESSDAI score at Week 24 in patients treated with dazodalibep, and achieving a statistically significant least squares mean difference of 2.2 points compared to placebo (p=0.017). Other numerical improvements observed in key secondary, exploratory and post-hoc analyses suggest that dazodalibep may also impact other important symptoms for patients living with Sjögren’s syndrome, such as the number of tender and swollen joints, fatigue and dryness. The Company plans to work with global regulatory bodies to design a Phase 3 program which is expected to initiate in 2023. The Phase 2 trial in a second population of Sjögren’s syndrome patients with moderate-to-severe localized symptoms as defined by the EULAR Sjögren’s Syndrome Patient Reported Index (ESSPRI) score of ≥ 5, is fully enrolled and continues to progress.

•

Entered into Agreement with Q32 Bio for Pipeline Candidate in Development for the Treatment of Autoimmune Diseases: In August, the Company entered into a collaboration and option agreement with Q32 Bio to develop its pipeline candidate ADX-914 for the treatment of autoimmune diseases. ADX-914, a fully human anti-IL-7Rα antibody targeting the IL-7 and TSLP pathways, demonstrated pharmacological effect on T-cells in a Phase 1 study in healthy volunteers. A Phase 2 trial in atopic dermatitis initiated in October and a Phase 2 trial in a second autoimmune disease is planned to initiate next year.

•

Announced Planned Expansion of Manufacturing Facility in Waterford, Ireland: In August, the Company announced plans to expand its facility in Waterford, Ireland to add new drug substance biologics development and manufacturing capabilities. The project would expand the footprint of the Company’s current drug product (fill-finish) biologics facility, which it purchased in July 2021. The Company continues to invest in its development and manufacturing capabilities to supplement its current network of contract manufacturing organizations and provide flexibility over production and supply.

•

FDA Approved Expanded Label for KRYSTEXXA to Include Co-Administration with Methotrexate: In July, the U.S. Food and Drug Administration (FDA) approved the supplemental Biologics License Application (sBLA) expanding the KRYSTEXXA label to include co-administration with methotrexate. The approval was based on 6-month and 12-month results from the MIRROR randomized controlled trial (RCT), which demonstrated significant improvements in response rate and sustained patient response of KRYSTEXXA with methotrexate compared to KRYSTEXXA with placebo, as well as a significant reduction in infusion reactions.

•

Presenting Results from the KRYSTEXXA MIRROR RCT and Dazodalibep Rheumatoid Arthritis (RA) Trial at Key Upcoming Medical Meeting: Multiple data will be presented at the American College of Rheumatology (ACR) Convergence 2022 which will take place on Nov. 10-14, 2022, including 12-month results from the MIRROR RCT. In addition, data from the Phase 2 trial of dazodalibep in patients with RA will be presented. The study met the primary endpoint across all doses, achieving a statistically significant change from baseline in DAS28-CRP, a standardized measure of disease activity in RA trials, at Day 113.

•

Presented New TEPEZZA Data at Key Medical Meetings: In October, new data were presented at the American Academy of Ophthalmology (AAO) Annual Meeting 2022 showing that insulin-like growth factor-1 (IGF-1) and its related pathways are extensively upregulated throughout all stages of TED, including in both high and low CAS patients. Additionally, in October, new data from a real-world analysis of TEPEZZA were presented at the American Thyroid Association (ATA) Annual Meeting 2022 showing only 4.9% of patients analyzed were prescribed an additional course of TEPEZZA, with 1.9% of analyzed patients going on to initiate treatment.

•

Presented New UPLIZNA® (inebilizumab-cdon) Data at Key Medical Meeting: In October, multiple new data from the UPLIZNA Phase 3 trial were presented at the 38th Congress of the European Committee for Treatment and Research in Multiple Sclerosis (ECTRIMS), including data showing that UPLIZNA effectively depletes CD19+ B-cells, including plasmablasts and plasma cells, which have been found to play a crucial role during a neuromyelitis optica spectrum disorder (NMOSD) attack. A separate analysis highlighted the efficacy of UPLIZNA among patients with genetic variations typically associated with reduced response to other types of monoclonal antibody therapies.

•

Advancing the Company’s Global Expansion for UPLIZNA and TEPEZZA: In August, the Company launched UPLIZNA in Germany, and in France under an early access program, followed by the launch in Austria in September. In October, the Company announced that it submitted a regulatory filing to the Brazil National Health Surveillance Agency (ANVISA) for teprotumumab, in addition to inebilizumab, which was filed earlier this year.

•

Announced Share Repurchase Program: In September, the Company’s Board of Directors authorized a share repurchase program of up to $500 million of the Company’s ordinary shares. To date, the Company has repurchased $250.0 million of its ordinary shares under the program. The Company’s strong balance sheet and cash generation provides the flexibility to opportunistically repurchase shares while preserving capital to continue prioritizing business development.

•

Environmental, Social and Governance (ESG) Highlights: In August, the Company published its inaugural Sustainability Accounting Standards Board (SASB) Index as part of its updated 2021 ESG Overview. In addition, the Company continues to receive recognition for its high employee engagement, receiving multiple workplace awards, including Fortune’s “Best Workplaces in Biopharma 2022 List” for the sixth consecutive year and ranked first overall for the third time, Seramount’s “Inclusion Index”, Seramount’s “100 Best Companies”, Seramount’s “Best Companies for Dad”, Newsweek’s “2022 Top 100 Most Loved Workplaces®”, PEOPLE’s “100 Companies That Care® and was recognized in the PatientView global survey of patient groups, ranking third overall in corporate reputation.

Key Clinical Development Programs

•

Daxdilimab, an anti-ILT7 human monoclonal antibody that depletes certain dendritic cells. Depleting these cells may interrupt the cycle of inflammation that causes tissue damage in diseases such as lupus, and a variety of other autoimmune conditions.

•

Systemic Lupus Erythematosus (SLE) Trial: Phase 2 randomized placebo-controlled trial underway to evaluate daxdilimab in patients with SLE, a disease in which the body’s immune system attacks its own tissues and organs. Trial enrollment was completed in the second quarter of 2022.

•	Alopecia Areata Trial: Phase 2 open-label trial underway to evaluate daxdilimab in patients with alopecia areata, an autoimmune disorder characterized by nonscarring hair loss.

•

Discoid Lupus Erythematosus (DLE) Trial: Planned Phase 2 randomized placebo-controlled trial to evaluate daxdilimab in patients with DLE, a rare, chronic, inflammatory skin condition characterized by lesions that result in scarring.

•	Lupus Nephritis Trial: Planned Phase 2 trial to evaluate daxdilimab in patients with lupus nephritis, a rare, autoimmune and inflammatory condition of the kidney.

•

Dermatomyositis Trial: Planned Phase 2 trial to evaluate daxdilimab in patients with dermatomyositis, a rare autoimmune disorder characterized by rashes, debilitating muscle weakness and interstitial lung disease.

•

Dazodalibep, a CD40 ligand antagonist that blocks T-cell interaction with CD40-expressing B-cells, disrupting the overactivation of the CD40 ligand co-stimulatory pathway. Several autoimmune diseases are associated with the overactivation of this pathway.

•

Sjögren’s Syndrome Trial: Phase 2 randomized placebo-controlled trial underway to evaluate dazodalibep in patients with Sjögren’s syndrome, a chronic, systemic autoimmune condition that impacts exocrine glands, including the salivary and tear glands. Topline data in Sjögren’s syndrome patients with moderate-to-severe systemic disease activity, as defined by an ESSDAI score of ≥ 5, were announced in September. The trial met the primary endpoint and showed numerical improvements in key secondary and exploratory endpoints. The Phase 2 trial in a second population of Sjögren’s syndrome patients with moderate-to-severe localized symptoms, as defined by an ESSPRI score of ≥ 5, is fully enrolled and continues to progress.

•

Rheumatoid Arthritis Trial: Phase 2 randomized placebo-controlled trial to evaluate dazodalibep in patients with RA. Topline results were announced in May 2022. The trial met the primary endpoint and dazodalibep was well tolerated. The trial results may inform the dosing regimen for other studies with dazodalibep. Data from the trial will be presented at an upcoming medical meeting.

•	Kidney Transplant Rejection Trial: Phase 2 open-label trial underway to evaluate dazodalibep in kidney transplant rejection patients.

•	Focal Segmental Glomerulosclerosis (FSGS) Trial: Planned Phase 2 trial to evaluate dazodalibep in patients with FSGS, a rare kidney disorder characterized by scarring of glomeruli.

•	HZN-825, an oral lysophosphatidic acid receptor 1 (LPAR1) antagonist designed to prevent gene activation.

•	Diffuse Cutaneous Systemic Sclerosis Trial: Pivotal Phase 2b trial underway to evaluate HZN-825 in diffuse cutaneous systemic sclerosis.

•	Idiopathic Pulmonary Fibrosis Trial: Pivotal Phase 2b trial underway to evaluate HZN-825 in idiopathic pulmonary fibrosis, the most common form of interstitial lung disease.

•	UPLIZNA, an anti-CD19 humanized monoclonal antibody that depletes B-cells, including the pathogenic cells that produce autoantibodies.

•

Myasthenia Gravis Trial: Phase 3 randomized placebo-controlled trial underway to evaluate UPLIZNA in patients with myasthenia gravis, a chronic, rare, autoimmune neuromuscular disease that affects voluntary muscles, especially those that control the eyes, mouth, throat and limbs.

•

IgG4-Related Disease Trial: Phase 3 randomized placebo-controlled trial underway to evaluate UPLIZNA in patients with IgG4-related disease, which is a group of disorders marked by tumor-like swelling and fibrosis of affected organs, such as the pancreas, salivary glands and kidneys.

•	TEPEZZA, an insulin-like growth factor type 1 receptor (IGF-1R) antagonist monoclonal antibody.

•	Chronic/Low CAS TED Trial: Phase 4 randomized placebo-controlled trial underway to evaluate TEPEZZA in chronic/low CAS TED. The trial completed enrollment in September 2022.

•	TED in Japan (OPTIC-J) Trial: Phase 3 randomized placebo-controlled trial in Japan underway to evaluate TEPEZZA in patients with moderate-to-severe active TED.

•

Subcutaneous (SC) Administration Trial: Phase 1b trial initiated in July 2022 to explore the pharmacokinetics, safety, tolerability, efficacy and immunogenicity of subcutaneous administration of TEPEZZA in patients with TED.

•	Diffuse Cutaneous Systemic Sclerosis Exploratory Trial: Phase 1 exploratory trial underway to evaluate TEPEZZA in diffuse cutaneous systemic sclerosis.

•

ADX-914 (collaboration with Q32 Bio), a fully human anti-IL-7Rα antibody that re-regulates adaptive immune function by blocking signaling mediated by both IL-7 and TSLP. The Company has an option to acquire ADX-914 on pre-negotiated terms with Q32 Bio.

•	Atopic Dermatitis Trial: Phase 2 trial initiated in October 2022 to evaluate ADX-914 in atopic dermatitis, a chronic, autoimmune disorder that causes inflammation, redness and irritation of the skin.

•	Autoimmune Disease Trial: Planned Phase 2 trial to evaluate ADX-914 in a second autoimmune disease.

•	KRYSTEXXA, a recombinant uricase enzyme that converts urate into a water-soluble liquid, allantoin, that can be easily excreted from the body.

•

Shorter Infusion Duration Trial: Phase 4 open-label trial underway to evaluate the impact of administering KRYSTEXXA with methotrexate over a shorter infusion duration in patients with uncontrolled gout.

•	Monthly Dosing Trial: Phase 4 open-label trial underway to evaluate monthly dosing of KRYSTEXXA with methotrexate in patients with uncontrolled gout.

•	HZN-1116, a fully human monoclonal antibody designed to bind and neutralize the function of the FLT3-ligand, thereby reducing both conventional and plasmacytoid dendritic cells.

•	Autoimmune Disease Trial: Phase 1 trial underway to evaluate HZN-1116 in patients with autoimmune diseases.

Third-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release. Beginning with the third quarter of 2022, the Company is separately presenting upfront, milestone, and similar payments pursuant to collaborations, licenses of third-party technologies, and asset acquisitions as “Acquired in-process research and development and milestones” expenses in the condensed consolidated statement of comprehensive income. Amounts recorded in this line item for the three and nine months ended September 30, 2022, would have historically been recorded to research and development (“R&D”) expenses. The Company believes the new classification assists users of the financial statements in better understanding the payments incurred to acquire in-process research and development (“IPR&D”). Prior period condensed consolidated statements of comprehensive income have been reclassified to conform with the new classification.

•	Net Sales: Third-quarter 2022 net sales were $925.4 million. Third-quarter 2021 net sales were $1.037 billion.

•

Gross Profit: Under U.S. GAAP, the third-quarter 2022 gross profit ratio was 74.7% compared to 75.7% in the third quarter of 2021. The non-GAAP gross profit ratio in the third quarter of 2022 was 87.2% compared to 85.4% in the third quarter of 2021.

•

Operating Expenses: Under U.S. GAAP, third-quarter 2022 R&D expenses were 12.3% of net sales and non-GAAP R&D expenses were 11.7% of net sales. Third-quarter 2022 acquired IPR&D and milestones expenses were 2.1% of net sales. Under U.S. GAAP, third-quarter 2022 SG&A expenses were 43.0% of net sales and non-GAAP SG&A expenses were 37.0% of net sales.

•	Income Tax (Benefit) Expense: On a GAAP basis in the third quarter of 2022, income tax benefit was $0.8 million. Third-quarter non-GAAP income tax expense was $21.8 million.

•	Net Income: In the third quarter of 2022, net income on a GAAP and non-GAAP basis was $135.8 million and $293.3 million, respectively.

•	Adjusted EBITDA: Third-quarter 2022 adjusted EBITDA was $335.3 million and includes $19.0 million of acquired IPR&D and milestones expenses.

•

Earnings per Share: On a GAAP basis, diluted earnings per share in the third quarter of 2022 and 2021 were $0.58 and $1.38, respectively. Non-GAAP diluted earnings per share in the third quarter of 2022 and 2021 were $1.25 and $1.74, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the third quarter of 2022 were 235.4 million. These reported results for the third quarter of 2022 and 2021 include an unfavorable impact of $0.08 and $0.02, respectively, to both GAAP diluted earnings per share and non-GAAP diluted earnings per share, related to acquired IPR&D and milestones expenses.

Third-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, such as the exclusion of acquired IPR&D and milestones expenses, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan Segment

(in millions except for percentages)	Q3 22	Q3 21	% Change	YTD 22	YTD 21	% Change
TEPEZZA®(1)	$490.9	$616.4	(20)	$1,472.2	$1,071.7	37
KRYSTEXXA®	191.6	158.1	21	500.1	395.2	27
RAVICTI®	84.3	76.2	10	238.1	217.6	9
PROCYSBI®(2)	57.8	49.3	17	155.1	142.5	9
UPLIZNA®(3)	43.8	18.7	134	112.9	35.0	222
ACTIMMUNE®	34.4	30.1	15	95.8	86.6	11
BUPHENYL®	1.7	1.9	(8)	5.3	5.8	(9)
QUINSAIRTM	0.2	0.3	(26)	0.9	0.7	16

Orphan Net Sales	$904.7	$951.0	(5)	$2,580.4	$1,955.1	32

Orphan Segment Operating Income	$366.9	$476.2	(23)	$1,033.5	$798.5	29

(1)	TEPEZZA net sales in the third quarter of 2021 accounted for a larger share of full-year 2021 net sales due to a supply disruption caused by the U.S. government-mandated COVID-19 vaccine orders.
(2)

PROCYSBI net sales in the third quarter of 2022 benefitted from a $7.5 million partial release in the pricing review liability recorded during the three months ended September 30, 2022, as a result of a decision made by the Patented Medicines Prices Review Board (PMPRB) in September relating to PROCYSBI pricing in Canada.

(3)

Third-quarter and year-to-date 2022 UPLIZNA net sales included $3.2 million and $17.0 million, respectively, in international net sales, related primarily to revenue and milestone payments from the Company’s international partners.

•

Third-quarter 2022 net sales of the orphan segment, the Company’s strategic growth segment, were $904.7 million, with strong contributions from TEPEZZA, KRYSTEXXA, UPLIZNA, RAVICTI, PROCYSBI and ACTIMMUNE. Third-quarter 2022 orphan segment operating income was $366.9 million.

•

TEPEZZA third-quarter 2022 net sales were $490.9 million. TEPEZZA third-quarter 2021 net sales were $616.4 million and accounted for a larger share of full-year 2021 net sales due to a supply disruption caused by the U.S. government-mandated COVID-19 vaccine orders.

•

KRYSTEXXA third-quarter 2022 net sales increased 21% year-over-year driven by higher adoption of KRYSTEXXA with immunomodulation, which now exceeds 60% of new patient starts. In addition, the Company continues to see strong uptake of KRYSTEXXA from both rheumatologists and nephrologists.

Inflammation Segment

(in millions except for percentages)	Q3 22	Q3 21	% Change	YTD 22	YTD 21	% Change
RAYOS®	$10.6	$14.9	(29)	$35.1	$43.6	(19)
PENNSAID 2%®(1)	7.6	48.0	(84)	66.6	142.7	(53)
DUEXIS®(2)	2.0	20.9	(90)	3.2	62.5	(95)
VIMOVO®	0.5	2.2	(78)	1.7	8.1	(79)

Inflammation Net Sales	$20.7	$86.0	(76)	$106.6	$256.9	(59)

Inflammation Segment Operating (Loss) Income	$(10.8)	$34.1	NM	$(2.0)	$123.6	NM

(1)	On May 6, 2022, Apotex Inc. initiated an at-risk launch of generic PENNSAID 2% in the United States.
(2)	On Aug. 4, 2021, Alkem Laboratories, Inc. initiated an at-risk launch of generic DUEXIS in the United States.

•

Third-quarter 2022 net sales of the inflammation segment were $20.7 million and segment operating loss was $10.8 million. The Company expects the wind down of the inflammation segment to be substantially complete in the fourth quarter of 2022.

Cash Flow Statement and Balance Sheet Highlights

•	Third-quarter 2022 operating cash flow on a GAAP and non-GAAP basis was $366.5 million and $368.4 million, respectively.

•	As of Sept. 30, 2022, the Company had cash and cash equivalents of $2.13 billion.

•	As of Sept. 30, 2022, the total principal amount of debt outstanding was $2.59 billion.

Revised 2022 Guidance

The Company increased its full-year 2022 net sales guidance to range between $3.59 billion and

$3.61 billion, compared to the previous guidance range of $3.53 billion to $3.60 billion. The Company continues to expect TEPEZZA full-year 2022 net sales percentage growth in the high teens and is increasing KRYSTEXXA full-year 2022 net sales growth to approximately 25% compared to the previous guidance of more than 20%. The Company increased its full-year 2022 adjusted EBITDA guidance to range between $1.32 billion to $1.34 billion, compared to the previous guidance range of $1.268 billion to $1.318 billion, which includes $52.5 million of expected full-year 2022 acquired IPR&D and milestones expenses.

Webcast

At 8 a.m. EDT / 12 p.m. GMT today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is a global biotechnology company focused on the discovery, development and commercialization of medicines that address critical needs for people impacted by rare, autoimmune and severe inflammatory diseases. Our pipeline is purposeful: We apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

Horizon provides certain non-GAAP financial measures, including EBITDA, or earnings before interest, taxes, depreciation and amortization, adjusted EBITDA, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax benefit (expense) and tax rate, non-GAAP operating cash flow and certain other non-GAAP income statement line items, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures exclude, as applicable, acquisition and/or divestiture-related costs, manufacturing facility start-up costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, inventory step-up expense, depreciation and amortization, non-cash interest expense, goodwill and long-lived assets impairment charges, gain (loss) on equity security investments and sales of assets, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2022 adjusted EBITDA guidance to expected GAAP net income (loss) guidance because certain items such as acquisition/divestiture-related expenses and share-based compensation that are components of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s share price, the variability associated with the size and/or timing of acquisitions/divestitures, and other factors. These components of net income (loss) could significantly impact Horizon’s GAAP net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2022 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including projected growth in net sales of certain of Horizon’s medicines; estimates of peak annual net sales; development, manufacturing and commercialization plans; expected timing of clinical trials and, availability of clinical data; expected future milestones, pipeline expansions and regulatory approvals; potential market opportunities for, and benefits of, Horizon’s medicines and medicine candidates and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on supplies and net sales of Horizon’s medicines and potential delays in clinical trials; impacts of the on-going war between Russia and Ukraine; changes in inflation, interest rates and general economic conditions; acquisitions, such as the risk that acquired businesses or products will not be integrated successfully, that such integration may be more difficult, time-consuming or costly than expected or that the expected benefits of the related transactions will not occur; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; Horizon’s ability to successfully implement its business strategies, including the risks that its TEPEZZA growth and global expansion initiatives and strategies may not be successful and that new challenges to TEPEZZA growth may arise in the future; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates, and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:
Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Chief Investor Relations Officer	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com
Erin Linnihan	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$925,359	$1,036,992	$2,687,015	$2,211,946
Cost of goods sold	234,132	251,640	679,410	553,003

Gross profit	691,227	785,352	2,007,605	1,658,943

OPERATING EXPENSES:
Research and development (1)	114,058	89,549	320,436	244,076
Acquired in-process research and development and milestones (1)	19,000	4,000	19,000	47,000
Selling, general and administrative	397,563	360,260	1,168,518	1,047,456
Impairment of goodwill	—	—	56,171	—
Impairment of long-lived asset	—	—	—	12,371
Gain on sale of asset	—	—	—	(2,000)

Total operating expenses	530,621	453,809	1,564,125	1,348,903

Operating income	160,606	331,543	443,480	310,040

OTHER EXPENSE, NET:
Interest expense, net	(22,480)	(22,977)	(65,145)	(59,018)
Foreign exchange loss	(768)	(476)	(320)	(1,363)
Other (expense) income, net	(2,277)	(849)	(5,408)	2,113

Total other expense, net	(25,525)	(24,302)	(70,873)	(58,268)

Income before benefit for income taxes	135,081	307,241	372,607	251,772
Benefit for income taxes	(758)	(19,302)	(28,467)	(109,537)

Net income	$135,839	$326,543	$401,074	$361,309

Net income per ordinary share - basic	$0.59	$1.44	$1.75	$1.61

Weighted average ordinary shares outstanding - basic	230,333,287	226,096,747	229,820,406	225,053,704

Net income per ordinary share - diluted	$0.58	$1.38	$1.70	$1.54

Weighted average ordinary shares outstanding - diluted	235,385,570	236,198,789	235,923,030	235,256,424

(1)

Beginning with the third quarter of 2022, the Company is separately presenting upfront, milestone, and similar payments pursuant to collaborations, licenses of third-party technologies, and asset acquisitions as “Acquired in-process research and development and milestones” expenses in the condensed consolidated statement of comprehensive income. Amounts recorded in this line item for the three and nine months ended September 30, 2022, would have historically been recorded to research and development (“R&D”) expenses. The Company believes the new classification assists users of the financial statements in better understanding the payments incurred to acquire in-process research and development (“IPR&D”). Prior period condensed consolidated statements of comprehensive income have been reclassified to conform with the new classification.

Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,130,527	$1,580,317
Restricted cash	4,743	3,839
Accounts receivable, net	646,386	632,775
Inventories, net	190,258	225,730
Prepaid expenses and other current assets	440,095	357,106

Total current assets	3,412,009	2,799,767

Property, plant and equipment, net	317,692	292,298
Developed technology and other intangible assets, net	2,757,694	2,960,118
In-process research and development	810,000	880,000
Goodwill	1,010,538	1,066,709
Deferred tax assets, net	516,317	538,098
Other long-term assets	203,612	140,738

Total assets	$9,027,862	$8,677,728

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,113	$30,125
Accrued expenses and other current liabilities	457,288	523,015
Accrued trade discounts and rebates	355,213	317,431
Long-term debt—current portion	16,000	16,000

Total current liabilities	860,614	886,571

LONG-TERM LIABILITIES:
Long-term debt, net	2,549,140	2,555,233
Deferred tax liabilities, net	385,121	390,455
Other long-term liabilities	199,300	173,076

Total long-term liabilities	3,133,561	3,118,764

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at September 30, 2022 and December 31, 2021; 229,076,182 and 227,760,936 shares issued at September 30, 2022 and December 31, 2021, respectively; and 228,691,816 and 227,376,570 shares outstanding at September 30, 2022 and December 31, 2021, respectively	23	23
Treasury stock, 384,366 ordinary shares at September 30, 2022 and December 31, 2021	(4,585)	(4,585)
Additional paid-in capital	4,424,509	4,373,337
Accumulated other comprehensive income (loss)	7,460	(14,987)
Retained earnings	606,280	318,605

Total shareholders’ equity	5,033,687	4,672,393

Total liabilities and shareholders’ equity	$9,027,862	$8,677,728

Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$135,839	$326,543	$401,074	$361,309
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	99,081	94,480	291,619	257,216
Equity-settled share-based compensation	45,066	54,804	137,515	170,394
Acquired IPR&D and milestones	15,000	—	15,000	40,000
Impairment of goodwill	—	—	56,171	—
Impairment of long-lived asset	—	—	—	12,371
Amortization of debt discount and deferred financing costs	2,232	1,500	6,136	3,740
Gain on sale of asset	—	—	—	(2,000)
Deferred income taxes	11,686	(129,819)	8,654	(147,934)
Foreign exchange and other adjustments	(2,870)	1,958	7,696	5,006
Changes in operating assets and liabilities:
Accounts receivable	26,832	(39,762)	(13,681)	(107,776)
Inventories	13,376	21,219	35,409	(10,494)
Prepaid expenses and other current assets	(3,079)	34,333	(74,657)	(60,790)
Accounts payable	11,125	(2,666)	(855)	7,640
Accrued trade discounts and rebates	18,057	(2,825)	38,289	(50,838)
Accrued expenses and other current liabilities	11,913	59,021	(64,988)	34,380
Other non-current assets and liabilities	(17,794)	(7,746)	(11,931)	(15,510)

Net cash provided by operating activities	366,464	411,040	831,451	496,714

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	—	(67,945)	(3,122)	(2,843,275)
Purchases of property, plant and equipment	(14,816)	(27,440)	(39,168)	(59,695)
Payments for long-term investments	(2,209)	(2,219)	(7,056)	(13,385)
Receipts from long-term investments	—	—	4,416	3,588
Proceeds from sale of asset	—	2,000	—	2,000
Payments related to license and collaboration agreements	(15,000)	(46,500)	(40,000)	(46,500)

Net cash used in investing activities	(32,025)	(142,104)	(84,930)	(2,957,267)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from term loans	—	—	—	1,574,993
Repayment of term loans	(4,000)	(4,000)	(12,000)	(8,000)
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	—	—	13,884	11,482
Proceeds from the issuance of ordinary shares in connection with stock option exercises	1,258	12,174	23,280	40,013
Payment of employee withholding taxes relating to share-based awards	(3,420)	(16,429)	(123,947)	(158,077)
Repurchase of ordinary shares	(88,209)	—	(88,209)	—

Net cash (used in) provided by financing activities	(94,371)	(8,255)	(186,992)	1,460,411

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(2,098)	(4,452)	(8,415)	(10,951)

Net increase (decrease) in cash, cash equivalents and restricted cash	237,970	256,229	551,114	(1,011,093)
Cash, cash equivalents and restricted cash, beginning of the period(1)	1,897,300	816,157	1,584,156	2,083,479

Cash, cash equivalents and restricted cash, end of the period(1)	$2,135,270	$1,072,386	$2,135,270	$1,072,386

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net income	$135,839	$326,543	$401,074	$361,309
Non-GAAP adjustments:
Acquisition/divestiture-related costs	825	9,228	3,437	88,166
Loss on equity security investments	1,247	—	6,331	—
Restructuring and realignment costs	7,731	680	9,521	7,703
Manufacturing facility start-up costs	2,024	1,712	4,413	1,712
Amortization and step-up:
Intangible amortization expense	92,951	90,368	273,546	245,260
Inventory step-up expense	21,779	8,912	66,342	16,914
Amortization of debt discount and deferred financing costs	2,232	1,500	6,136	3,740
Impairment of long-lived asset	—	—	—	12,371
Impairment of goodwill	—	—	56,171	—
Gain on sale of asset	—	—	—	(2,000)
Share-based compensation	45,066	54,804	137,515	170,394
Depreciation	6,130	4,112	18,073	11,956
Litigation settlement	—	5,000	—	5,000

Total of pre-tax non-GAAP adjustments	179,985	176,316	581,485	561,216
Income tax effect of pre-tax non-GAAP adjustments	(24,623)	(36,602)	(121,754)	(141,665)
Other non-GAAP income tax adjustments	2,079	(56,007)	2,079	(25,126)

Total of non-GAAP adjustments	157,441	83,707	461,810	394,425

Non-GAAP net income	$293,280	$410,250	$862,884	$755,734

Non-GAAP Earnings Per Share:
Weighted average ordinary shares - Basic	230,333,287	226,096,747	229,820,406	225,053,704

Non-GAAP Earnings Per Share - Basic:
GAAP earnings per share - Basic	$0.59	$1.44	$1.75	$1.61
Non-GAAP adjustments	0.68	0.37	2.00	1.75

Non-GAAP earnings per share - Basic	$1.27	$1.81	$3.75	$3.36

Weighted average ordinary shares - Diluted
Weighted average ordinary shares - Basic	230,333,287	226,096,747	229,820,406	225,053,704
Ordinary share equivalents	5,052,283	10,102,042	6,102,624	10,202,720

Weighted average ordinary shares - Diluted	235,385,570	236,198,789	235,923,030	235,256,424

Non-GAAP Earnings Per Share - Diluted
GAAP earnings per share - Diluted	$0.58	$1.38	$1.70	$1.54
Non-GAAP adjustments	0.67	0.36	1.96	1.67

Non-GAAP earnings per share - Diluted	$1.25	$1.74	$3.66	$3.21

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA and Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP net income	$135,839	$326,543	$401,074	$361,309
Depreciation	6,130	4,112	18,073	11,956
Amortization and step-up:
Intangible amortization expense	92,951	90,368	273,546	245,260
Inventory step-up expense	21,779	8,912	66,342	16,914
Interest expense, net (including amortization of debt discount and deferred financing costs)	22,480	22,977	65,145	59,018
Benefit for income taxes	(758)	(19,302)	(28,467)	(109,537)

EBITDA	$278,421	$433,610	$795,713	$584,920

Other non-GAAP adjustments:
Share-based compensation	45,066	54,804	137,515	170,394
Loss on equity security investments	1,247	—	6,331	—
Acquisition/divestiture-related costs	825	9,228	3,437	88,166
Manufacturing facility start-up costs	2,024	1,712	4,413	1,712
Restructuring and realignment costs	7,731	680	9,521	7,703
Impairment of goodwill	—	—	56,171	—
Impairment of long-lived asset	—	—	—	12,371
Gain on sale of asset	—	—	—	(2,000)
Litigation settlement	—	5,000	—	5,000

Total of other non-GAAP adjustments	56,893	71,424	217,388	283,346

Adjusted EBITDA	$335,314	$505,034	$1,013,101	$868,266

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP operating income	$160,606	$331,543	$443,480	$310,040
Non-GAAP adjustments:
Acquisition/divestiture-related costs	825	9,224	3,437	89,241
Restructuring and realignment costs	7,731	680	9,521	7,703
Manufacturing facility start-up costs	2,024	1,712	4,413	1,712
Amortization and step-up:
Intangible amortization expense	92,951	90,368	273,546	245,260
Inventory step-up expense	21,779	8,912	66,342	16,914
Impairment of long-lived asset	—	—	—	12,371
Impairment of goodwill	—	—	56,171	—
Gain on sale of asset	—	—	—	(2,000)
Share-based compensation	45,066	54,804	137,515	170,394
Depreciation	6,130	4,111	18,073	11,955
Litigation settlement	—	5,000	—	5,000

Total of non-GAAP adjustments	176,506	174,811	569,018	558,550

Non-GAAP operating income	$337,112	$506,354	$1,012,498	$868,590

Foreign exchange loss	(768)	(476)	(320)	(1,363)
Other (expense) income, net	(1,030)	(844)	923	1,039

Adjusted EBITDA	$335,314	$505,034	$1,013,101	$868,266

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP Gross Profit:
GAAP gross profit	$691,227	$785,352	$2,007,605	$1,658,943
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	273	(204)	(1,150)	(75)
Intangible amortization expense	91,868	89,892	271,032	244,382
Inventory step-up expense	21,779	8,912	66,342	16,914
Share-based compensation	2,167	1,795	6,638	6,875
Depreciation	56	55	167	227

Total of Non-GAAP adjustments	116,143	100,450	343,029	268,323

Non-GAAP gross profit	$807,370	$885,802	$2,350,634	$1,927,266

GAAP gross profit %	74.7%	75.7%	74.7%	75.0%
Non-GAAP gross profit %	87.2%	85.4%	87.5%	87.1%

GAAP cash provided by operating activities	$366,464	$411,040	$831,451	$496,714
Cash payments for acquisition/divestiture-related costs	167	15,839	5,363	136,073
Cash payments for restructuring and realignment costs	1,635	583	2,779	1,803
Cash payments for manufacturing facility start-up costs	114	869	2,777	869

Non-GAAP operating cash flow	$368,380	$428,331	$842,370	$635,459

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q3 2022
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$135.1	$(0.8)	(0.6)%	$135.8	$0.58
Non-GAAP adjustments	180.0	22.5		157.4

Non-GAAP	$315.1	$21.8	6.9%	$293.3	$1.25

	Q3 2021
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$307.2	$(19.3)	(6.3)%	$326.5	$1.38
Non-GAAP adjustments	176.3	92.6		83.7

Non-GAAP	$483.6	$73.3	15.2%	$410.3	$1.74

	YTD 2022
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$372.6	$(28.5)	(7.6)%	$401.1	$1.70
Non-GAAP adjustments	581.5	119.7		461.8

Non-GAAP	$954.1	$91.2	9.6%	$862.9	$3.66

	YTD 2021
	Pre-tax Net Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$251.8	$(109.5)	(43.5)%	$361.3	$1.54
Non-GAAP adjustments	561.2	166.8		394.4

Non-GAAP	$813.0	$57.3	7.0%	$755.7	$3.21

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended September 30, 2022 (Unaudited)

(in thousands)

							Income Tax
		Research &	Acquired IPR&D	Selling, General	Interest	Other Income	Benefit
	COGS	Development (16)	and milestones (16)	& Administrative	Expense	(Expense), net	(Expense)
GAAP as reported	$(234,132)	$(114,058)	$(19,000)	$(397,563)	$(22,480)	$(2,277)	$758
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	273	(803)	—	1,355	—	—	—
Loss on equity security investments(2)	—	—	—	—	—	1,247	—
Restructuring and realignment costs(3)	—	538	—	7,193	—	—	—
Manufacturing facility start-up costs(4)	—	—	—	2,024	—	—	—
Amortization and step-up:
Intangible amortization expense(5)	91,868	—	—	1,083	—	—	—
Inventory step-up expense(6)	21,779	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	2,232	—	—
Share-based compensation(8)	2,167	5,590	—	37,309	—	—	—
Depreciation(9)	56	309	—	5,765	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	(24,623)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	2,079

Total of non-GAAP adjustments (17)	116,143	5,634	—	54,729	2,232	1,247	(22,544)

Non-GAAP (17)	$(117,989)	$(108,424)	$(19,000)	$(342,834)	$(20,248)	$(1,030)	$(21,786)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended September 30, 2021 (Unaudited)

(in thousands)

							Income Tax
		Research &	Acquired IPR&D	Selling, General	Interest	Other Income	Benefit
	COGS	Development (16)	and milestones (16)	& Administrative	Expense	(Expense), net	(Expense)
GAAP as reported	$(251,640)	$(89,549)	$(4,000)	$(360,260)	$(22,977)	$(849)	$19,302
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(204)	15	—	9,415	—	2	—
Restructuring and realignment costs(3)	—	—	—	680	—	—	—
Manufacturing facility start-up costs(4)	—	—	—	1,712	—	—	—
Amortization and step-up:
Intangible amortization expense(5)	89,892	—	—	476	—	—	—
Inventory step-up expense(6)	8,912	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	1,500	—	—
Share-based compensation(8)	1,795	15,075	—	37,934	—	—	—
Depreciation(9)	55	125	—	3,932	—	—	—
Litigation settlement(12)	—	—	—	5,000	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	(36,602)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	(56,007)

Total of non-GAAP adjustments (17)	100,450	15,215	—	59,149	1,500	2	(92,609)

Non-GAAP (17)	$(151,190)	$(74,334)	$(4,000)	$(301,111)	$(21,477)	$(847)	$(73,307)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Nine Months Ended September 30, 2022 (Unaudited)

(in thousands)

								Income Tax
		Research &	Acquired IPR&D	Selling, General	Impairment of	Interest	Other Income	Benefit
	COGS	Development (16)	and milestones (16)	& Administrative	goodwill	Expense	(Expense), net	(Expense)
GAAP as reported	$(679,410)	$(320,436)	$(19,000)	$(1,168,518)	$(56,171)	$(65,145)	$(5,408)	$28,467
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(1,150)	2,000	—	2,587	—	—	—	—
Loss on equity security investments(2)	—	—	—	—	—	—	6,331	—
Restructuring and realignment costs(3)	—	538	—	8,983	—	—	—	—
Manufacturing facility start-up costs(4)	—	—	—	4,413	—	—	—	—
Amortization and step-up:
Intangible amortization expense(5)	271,032	—	—	2,514	—	—	—	—
Inventory step-up expense(6)	66,342	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	—	6,136	—	—
Share-based compensation(8)	6,638	21,308	—	109,569	—	—	—	—
Depreciation(9)	167	802	—	17,104	—	—	—	—
Impairment of goodwill(13)	—	—	—	—	56,171	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	—	(121,754)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	—	2,079

Total of non-GAAP adjustments (17)	343,029	24,648	—	145,170	56,171	6,136	6,331	(119,675)

Non-GAAP (17)	$(336,381)	$(295,788)	$(19,000)	$(1,023,348)	$—	$(59,009)	$923	$(91,208)

Horizon Therapeutics plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Nine Months Ended September 30, 2021 (Unaudited)

(in thousands)

									Income Tax
		Research &	Acquired IPR&D	Selling, General	Impairment of	Gain on	Interest	Other Income	Benefit
	COGS	Development (16)	and milestones (16)	& Administrative	Long-lived asset	Sale of Asset	Expense	(Expense), net	(Expense)
GAAP as reported	$(553,003)	$(244,076)	$(47,000)	$(1,047,456)	$(12,371)	$2,000	$(59,018)	2,113	$109,537
Non-GAAP Adjustments:
Acquisition/divestiture-related costs(1)	(75)	18	—	89,300	—	—	—	(1,077)	—
Restructuring and realignment costs(3)	—	—	—	7,703	—	—	—	—	—
Manufacturing facility start-up costs(4)	—	—	—	1,712	—	—	—	—	—
Amortization and step-up:						—
Intangible amortization expense(5)	244,382	—	—	878	—	—	—	—	—
Inventory step-up expense(6)	16,914	—	—	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(7)	—	—	—	—	—	—	3,740	—	—
Impairment of long lived asset(14)	—	—	—	—	12,371	—	—	—	—
Gain on sale of asset(15)	—	—	—	—	—	(2,000)	—	—	—
Share-based compensation(8)	6,875	32,851	—	130,668	—	—	—	—	—
Depreciation(9)	227	291	—	11,438	—	—	—	—	—
Litigation settlement(12)	—	—	—	5,000	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(10)	—	—	—	—	—	—	—	—	(141,665)
Other non-GAAP income tax adjustments(11)	—	—	—	—	—	—	—	—	(25,126)

Total of non-GAAP adjustments (17)	268,323	33,160	—	246,699	12,371	(2,000)	3,740	(1,077)	(166,791)

Non-GAAP (17)	$(284,680)	$(210,916)	$(47,000)	$(800,757)	$—	$—	$(55,278)	$1,036	$(57,254)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

1.

Primarily represents transaction and integration costs, including, advisory, legal, consulting and certain employee-related costs, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item.

2.

We held investments in equity securities with readily determinable fair values of $6.9 million as of September 30, 2022, which are included in other long-term assets in the condensed consolidated balance sheet. For the three and nine months ended September 30, 2022, we recognized a net unrealized loss of $1.2 million and $6.3 million, respectively, due to the change in fair value of these securities.

3.

Primarily represents severance and consulting costs related to the winding down of our inflammation segment in the third quarter of 2022 and rent and maintenance charges as a result of vacating the leased Lake Forest office in the first quarter of 2021.

4.

During the three and nine months ended September 30, 2022, we recorded $2.0 million and $4.4 million, respectively, of manufacturing facility start-up costs related to our drug product biologics manufacturing facility in Waterford, Ireland. During the three and nine months ended September 30, 2021, we recorded $1.7 million of manufacturing facility start-up costs related to the purchase of our drug product biologics manufacturing facility in Waterford, Ireland from EirGen in July 2021.

5.	Intangible amortization expenses are primarily associated with our developed technology related to TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI, UPLIZNA, ACTIMMUNE, BUPHENYL and RAYOS.

6.

During the three and nine months ended September 30, 2022, we recognized in cost of goods sold $21.8 million and $66.3 million, respectively, for inventory step-up expense related to UPLIZNA inventory revalued in connection with the Viela acquisition. We recorded $8.9 million and $16.9 million, respectively, of UPLIZNA inventory step-up expense in cost of goods sold during the three and nine months ended September 30, 2021. Because inventory step-up expense is related to an acquisition, will not continue indefinitely and has a significant effect on our gross profit, gross margin percentage and net income for all affected periods, we exclude inventory step-up expense from our non-GAAP financial measures.

7.	Represents amortization of debt discount and deferred financing costs associated with our debt.

8.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

9.	Represents depreciation expense related to our property, plant, equipment, software and leasehold improvements.

10.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

11.

During the three and nine months ended September 30, 2022, we recognized tax expense attributable to state tax legislation enacted during the period, resulting in a non-GAAP tax adjustment of $2.1 million.

During the three and nine months ended September 30, 2021, other non-GAAP income tax adjustments resulted primarily from the recognition of a reduction in the state tax rate expected to apply to the reversal of temporary differences between the book values and tax bases of certain assets acquired through the Viela acquisition. The reduction in state tax rate resulted in a reduction in the deferred tax liability relating to these assets and a non-GAAP tax adjustment of $51.3 million. In addition, during the nine months ended September 30, 2021, we recognized a U.S. federal and state tax liability on U.S. taxable income generated from an intercompany transfer and license of intellectual property from a U.S. subsidiary to an Irish subsidiary which was partially offset by the recognition of a deferred tax asset in the Irish subsidiary, resulting in a non-GAAP tax adjustment of $26.2 million.

12.	We recorded $5.0 million of expense during the three and nine months ended September 30, 2021 for litigation settlements.

13.

Our interim goodwill impairment test in the second quarter of 2022 indicated an impairment which represented the difference between the estimated fair value of the inflammation reporting unit and its carrying value. As a result, we recognized an impairment charge of $56.2 million in June 2022 representing the full amount of goodwill for the inflammation reporting unit.

14.	During the nine months ended September 30, 2021, we recorded a right-of-use asset impairment charge of $12.4 million as a result of vacating the leased Lake Forest office.

15.

During the nine months ended September 30, 2021, gain on sale of asset represents a $2.0 million contingent consideration payment related to the sale of MIGERGOT in 2019. The contingent consideration was triggered during the second quarter of 2021 and it was received in July 2021.

16.

Beginning with the third quarter of 2022, the Company is separately presenting upfront, milestone, and similar payments pursuant to collaborations, licenses of third-party technologies, and asset acquisitions as “Acquired in-process research and development and milestones” expenses in the condensed consolidated statement of comprehensive income. Amounts recorded in this line item for the three and nine months ended September 30, 2022, would have historically been recorded to research and development (“R&D”) expenses. The Company believes the new classification assists users of the financial statements in better understanding the payments incurred to acquire in-process research and development (“IPR&D”). Prior period condensed consolidated statements of comprehensive income have been reclassified to conform with the new classification. No non-GAAP adjustments to IPR&D and milestones expenses for the three and nine months ended September 30, 2022, and September 30, 2021.

17.

Following consultation with the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, we no longer exclude acquired IPR&D and milestones expenses from our non-GAAP financial measures and its line item components. Adjusted EBITDA and non-GAAP net income for the three and nine months ended September 30, 2021, includes $4.0 million and $47.0 million, respectively, of acquired IPR&D and milestones expenses. These amounts continue to be excluded from our segment operating income (loss) and from certain measures contained in our credit agreement that are relevant to, among other things, the calculation of the interest rate.